Exhibit 99.1

ADTRAN Holdings, Inc. reports third quarter 2023 financial results and announces business efficiency program

•	Q3 revenue at $272.3 million with sequential improvement in GAAP and non-GAAP operating expenses

•	15% projected reduction in non-GAAP operating expenses in Q4 2023 as compared to Q3 2023

•	Targeting positive non-GAAP operating margin for the second quarter 2024

•	Expected reduction of non-GAAP operating expenses of approximately $90 million for the year 2024 as compared to 2023

•	As part of the capital efficiency program, the Company has decided to suspend its quarterly dividend to reduce interest expense and support its long-term capital plan

•	Target Financial Model: Non-GAAP operating margin to be in the low teens for the full year 2025

Huntsville, Alabama, USA. — November 6, 2023 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced its financial results for the third quarter of 2023.

As reflected in the preliminary release, revenue for the third quarter was $272.3 million, slightly below the lower end of the guidance range.

GAAP gross margin for the quarter was 27.3%, and it was negatively impacted by an inventory write-off of approximately $21.0 million as a result of the exit from certain product lines in connection with our restructuring and the newly implemented and expanded business efficiency program.

Non-GAAP gross margin was 40.3%, and it was positively impacted by a more favorable customer and product mix and lower purchasing and transportation costs.

GAAP operating margin for the quarter was negative 32.8%, and it was negatively impacted by the exit from certain product lines discussed above and a $37.9 million goodwill impairment charge related to our Services & Support reporting unit. Sequentially, the Company reduced GAAP operating expenses by 8% from $137.2 million in the second quarter 2023 to $125.7 million in the third quarter 2023.

Non-GAAP operating margin for the quarter was negative 1.9%, which was at the upper end of the guidance range. The Company reduced non-GAAP operating expenses by 6.3% from $122.7 million in the second quarter 2023 to $114.9 million in the third quarter 2023.

GAAP net loss attributable to the Company for the third quarter of 2023 was $72.7 million. Diluted loss per share attributable to the Company for the quarter was $0.93.

Non-GAAP net loss attributable to the Company was $10.8 million. Non-GAAP diluted loss per share attributable to the Company was $0.14.

Business efficiency program

Due to the uncertainty around the current macro-economic environment, customer inventory levels and its impact on customer spending levels, the Company has implemented a comprehensive business efficiency program. The program includes:

•

a significant cost efficiency program targeting a reduction of non-GAAP operating expenses of approximately $90 million for the year 2024 as compared to 2023 and a projected $15 million reduction in non-GAAP operating expenses for the fourth quarter of 2023 compared to the third quarter of 2023; and

•	a capital efficiency program which includes a site consolidation plan that management expects to generate proceeds up to $150 million and the suspension of the quarterly dividend.

Ultimately, we believe the successful execution of our business efficiency program will benefit our shareholders.

ADTRAN Holdings’ Chairman and Chief Executive Officer Tom Stanton stated, “We anticipate that the ongoing uncertainty affecting customer spending will extend into 2024. We are actively addressing the challenges in our industry and have implemented a business efficiency program to ensure improvement in long-term shareholder return. Through this program, we are aiming to lower our costs by $90 million by the end of 2024 as compared to 2023. Although the environment has proven to be very challenging, interest in our products continues to grow as we gained market share and added new customers during the quarter. We expect the combination of our continued growth in market share with our new operating model to substantially improve returns to all our stakeholders.”

Financial Outlook for the fourth quarter 2023

The outlook for the fourth quarter 2023, is as follows:

•	revenue to be between $210 million and $240 million; and

•	non-GAAP operating margin between negative 7% and 0%.

Non-GAAP operating margin (which is calculated as non-GAAP operating (loss) income divided by revenue) and non-GAAP operating expense are non-GAAP financial measures. The Company has provided fourth quarter guidance with regard to non-GAAP operating margin and projected reductions in non-GAAP operating expense as a result of its business efficiency program. These measures exclude from the corresponding GAAP financial measures the effect of adjustments as described below under “Explanation of Use of Non-GAAP Financial Measures.” The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, these non-GAAP financial measures exclude certain items, including continued restructuring and integration expenses that will continue to evolve as our business efficiency program is implemented and, therefore, the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company’s GAAP financial results.

The Company confirmed that it will hold a conference call to discuss its third quarter results on Tuesday, November 7, 2023, at 9:30 a.m. Central Time, or 4:30 p.m. Central European Summer Time. ADTRAN Holdings will webcast this conference call. To listen and view our investor presentation, simply visit our Investor Relations site at investors.adtran.com approximately 10 minutes prior to the start of the call, click on the event “ADTRAN Holdings Releases 3rd Quarter 2023 Financial Results and Earnings Call”, and click on the webcast link.

An online replay of the Company’s conference call, as well as the transcript of the Company’s conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to expectations regarding earnings, expenses and margin; ADTRAN Holdings’ ability to reduce expenses in the coming year and the amount thereof through its implementation of the business efficiency program; and ADTRAN Holdings’ strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties related to manufacturing and supply chain constraints; (ii) risks and uncertainties related to the completed business combination between the Company, ADTRAN, Inc. (“ADTRAN”) and Adtran Networks SE (“Adtran Networks”), including risks related to the ability to successfully integrate ADTRAN’s and Adtran Networks’ businesses, the disruption of management time from ongoing business operations due to integration efforts following the business combination, and the risk that ADTRAN Holdings may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; (iii) risks and uncertainties relating to the recent restatement of our previously issued consolidated financial statements and ongoing material weakness in our internal control over financial reporting; (iv) risks and uncertainties relating to ADTRAN Holdings’ ability to reduce expenditures and the impact of such reductions on its financial results and financial condition; (v) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as ongoing tighter inventory management of ADTRAN Holdings’ customers; (vi) the risk posed by potential breaches of information systems and cyber-attacks; (vii) the risk that ADTRAN Holdings may not be able to effectively compete, including through product improvements and development; and (viii) other risks set forth in ADTRAN Holdings’ public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, as amended, as well as its Form 10-Q for the quarter ended June 30, 2023.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the tables below are reconciliations of gross profit, gross margin, operating expenses, operating loss, other (expense) income, net (loss) income inclusive of the non-controlling interest, net loss attributable to the Company, net loss attributable to the non-controlling interest, and loss per share - basic and diluted, attributable to the Company, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating (loss) income, non-GAAP other (expense) income, non-GAAP net (loss) income inclusive of the non-controlling interest, non-GAAP net (loss) income attributable to the Company, non-GAAP net (loss) income attributable to the non-controlling interest, and non-GAAP (loss) earnings per share - basic and diluted, attributable to the Company, respectively. Such non-GAAP measures exclude acquisition related expenses, amortization and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments), stock-based compensation expense, amortization of pension actuarial losses, deferred compensation adjustments, integration expenses, restructuring expenses, asset and goodwill impairments, changes in valuation allowance related to our deferred tax assets, and the tax effect of these adjustments to net income. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company.

The information contained in this press release is solely based on unaudited condensed consolidated results. These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the largest shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE. Find more at Adtran, LinkedIn and Twitter.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Steven Williams

+49 89 890 665 918

investor@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$116,092	$108,644
Short-term investments	—	340
Accounts receivable, net	229,333	279,435
Other receivables	24,337	32,831
Inventory, net	373,971	427,531
Prepaid expenses and other current assets	35,826	33,577

Total Current Assets	779,559	882,358
Property, plant and equipment, net	118,623	110,699
Deferred tax assets	90,260	67,839
Goodwill	339,083	381,724
Intangibles, net	328,695	401,211
Other non-current assets	60,770	66,998
Long-term investments	25,179	32,665

Total Assets	$1,742,169	$1,943,494

Liabilities, Redeemable Non-Controlling Interest and Equity
Current Liabilities
Accounts payable	$148,913	$237,699
Revolving credit agreements outstanding	10,580	35,936
Notes payable	—	24,598
Unearned revenue	49,832	41,193
Accrued expenses and other liabilities	29,708	35,235
Accrued wages and benefits	35,957	44,882
Income tax payable, net	10,302	9,032

Total Current Liabilities	285,292	428,575
Non-current revolving credit agreement outstanding	200,000	60,000
Deferred tax liabilities	37,977	61,629
Non-current unearned revenue	23,501	19,239
Pension liability	10,732	10,624
Deferred compensation liability	26,833	26,668
Non-current lease obligations	23,612	22,807
Other non-current liabilities	17,408	10,339

Total Liabilities	625,355	639,881
Redeemable Non-Controlling Interest	431,921	—
Equity
Common stock	787	781
Additional paid-in capital	770,565	895,834
Accumulated other comprehensive income	32,800	46,713
Retained (deficit) earnings	(113,289)	55,338
Treasury stock	(5,970)	(4,125)
Non-controlling interest	—	309,072

Total Equity	684,893	1,303,613

Total Liabilities, Redeemable Non-Controlling Interest and Equity	$1,742,169	$1,943,494

Condensed Consolidated Statements of Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Network Solutions	$228,564	$304,940	$793,984	$599,306
Services & Support	43,767	35,769	129,637	67,959

Total Revenue	272,331	340,709	923,621	667,265
Cost of Revenue
Network Solutions	160,244	222,606	596,334	413,180
Network Solutions - Inventory Write Down	21,043	—	21,043	—
Services & Support	16,807	15,076	51,646	34,236

Total Cost of Revenue	198,094	237,682	669,023	447,416
Gross Profit	74,237	103,027	254,598	219,849
Selling, general and administrative expenses	62,907	74,880	196,887	130,646
Research and development expenses	62,752	59,196	203,493	112,187
Asset impairment	—	16,969	—	16,969
Goodwill Impairment	37,874	—	37,874	—

Operating Loss	(89,296)	(48,018)	(183,656)	(39,953)
Interest and dividend income	521	347	1,183	768
Interest expense	(4,507)	(1,303)	(11,858)	(1,427)
Net investment (loss) gain	(1,443)	(2,691)	1,071	(10,752)
Other income, net	2,523	2,494	4,714	2,949

Loss Before Income Taxes	(92,202)	(49,171)	(188,546)	(48,415)
Income tax benefit	16,553	4,312	36,229	4,572

Net Loss	$(75,649)	$(44,859)	$(152,317)	$(43,843)
Less: Net Loss attributable to non-controlling interest(1)	(2,914)	(2,925)	(11,784)	(2,925)

Net Loss attributable to ADTRAN Holdings, Inc.	$(72,735)	$(41,934)	$(140,533)	$(40,918)

Weighted average shares outstanding – basic	78,389	73,036	78,378	57,175
Weighted average shares outstanding – diluted	78,389	73,036	78,378	57,175
Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.93)	$(0.57)	$(1.79)	$(0.72)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.93)	$(0.57)	$(1.79)	$(0.72)

(1)

For the three and six months ended September 30, 2023, we have recognized $2.9 million and $8.6 million, respectively, representing the recurring cash compensation earned by non-controlling interest shareholders post-DPLTA and an incremental $3.2 million net loss attributable to non-controlling interests pre-DPLTA for the six months ended September 30, 2023.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(152,317)	$(43,843)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	91,422	34,783
Asset impairment	—	16,969
Goodwill impairment	37,874	—
Amortization of debt issuance cost	607	200
(Gain) loss on investments, net	(3,316)	10,395
Stock-based compensation expense	12,229	15,912
Deferred income taxes	(45,941)	(26,366)
Other, net	204	32
Inventory write down	21,043	—
Inventory reserves	29,836	(6,681)
Changes in operating assets and liabilities:
Accounts receivable, net	47,347	(34,535)
Other receivables	8,340	(2,154)
Inventory	536	(76,293)
Prepaid expenses, other current assets and other assets	1,816	610
Accounts payable	(87,903)	70,381
Accrued expenses and other liabilities	6,476	(23,005)
Income taxes payable, net	2,433	20,862

Net cash used in operating activities	(29,314)	(42,733)

Cash flows from investing activities:
Purchases of property, plant and equipment	(33,674)	(10,141)
Proceeds from sales and maturities of available-for-sale investments	10,545	30,474
Purchases of available-for-sale investments	(807)	(22,215)
Proceeds from beneficial interests in securitized accounts receivable	1,178	1,294
Proceeds from disposals of property, plant and equipment	—	12
Acquisition of business, net of cash acquired	—	43,957

Net cash (used in) provided by investing activities	(22,758)	43,381

Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(6,331)	(515)
Proceeds from stock option exercises	187	5,434
Dividend payments	(21,237)	(15,859)
Proceeds from draw on revolving credit agreements	163,760	133,141
Repayment of revolving credit agreements	(49,233)	(48,000)
Non-controlling interest put option buyback	(1,196)	—
Payment of debt issuance cost	(708)	(3,015)
Repayment of notes payable	(24,931)	(10,057)

Net cash provided by financing activities	60,311	61,129

Net increase in cash and cash equivalents	8,239	61,777
Effect of exchange rate changes	(791)	(7,496)

Cash and cash equivalents, beginning of period	108,644	56,818

Cash and cash equivalents, end of period	$116,092	$111,099

Supplemental disclosure of cash financing activities:
Cash paid for interest	$8,540	$633
Cash used in operating activities related to operating leases	$7,378	$2,272
Supplemental disclosure of non-cash investing activities:
Right-of-use assets obtained in exchange for lease obligations	$8,490	$904
Purchases of property, plant and equipment included in accounts payable	$2,508	$1,037
Adtran Networks common shares exchanged in acquisition	$—	$565,491
Adtran Networks options assumed in acquisition	$—	$12,769
Non-controlling interest related to Adtran Networks	$—	$315,415

Supplemental Information

Reconciliation of Gross Profit and Gross Margin to

Non-GAAP Gross Profit and Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Total Revenue	$272,331	$327,378	$340,709	$923,621	$667,265

Cost of Revenue	$198,094	$234,825	$237,682	$669,023	$447,416
Acquisition-related expenses, amortization and adjustments(1)	(13,537)	(33,439)	(25,530)	(79,554)	(25,530)
Stock-based compensation expense	(279)	(335)	(1,269)	(854)	(1,590)
Pension adjustments	—	—	(59)	—	(59)
Restructuring expenses(2)	(21,630)	—	—	(21,706)	—
Integration expenses(3)	(154)	—	—	(154)	—

Non-GAAP Cost of Revenue	$162,494	$201,051	$210,824	$566,755	$420,237

Gross Profit	$74,237	$92,553	$103,027	$254,598	$219,849
Non-GAAP Gross Profit	$109,837	$126,327	$129,885	$356,866	$247,028
Gross Margin	27.3%	28.3%	30.2%	27.6%	32.9%
Non-GAAP Gross Margin	40.3%	38.6%	38.1%	38.6%	37.0%

(1)	Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations.
(2)

Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks. These expenses include inventory write down charges totaling approximately $21.0 million incurred as a result of the exit from certain product lines in connection with the restructuring program. The restructuring program commenced upon the closing of the business combination with Adtran Networks and is expected to be completed in late 2024.

(3)

Includes expenses related to the Company’s one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks of which $73.4 thousand is stock compensation expense for the program.

Supplemental Information

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended						Nine Months Ended
	September 30, 2023		June 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
Operating Expenses	$125,659		$137,181		$134,076		$400,380		$242,833
Acquisition-related expenses, amortization and adjustments	(4,534	)(1)	(4,398	)(6)	(14,780	)(10)	(13,516	)(13)	(19,233	)(17)
Stock-based compensation expense	(3,251	)(2)	(3,974	)(7)	(10,862	)(11)	(10,683	)(14)	(14,322	)(18)
Restructuring expenses	(3,243	)(3)	(5,868	)(8)	—		(11,472	)(15)	(2)
Integration expenses	(1,485	)(4)	(563	)(9)	—		(2,897	)(16)	—
Pension adjustments	—		—		(185	)(12)	—		(185	)(12)
Deferred compensation adjustments(5)	1,801		307		740		1,714		7,173

Non-GAAP Operating Expenses	$114,947		$122,685		$108,989		$363,526		$216,264

(1)

Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $4.0 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(2)	$2.4 million is included in selling, general and administrative expenses and $0.8 million is included in research and development expenses on the condensed consolidated statements of loss.
(3)	$3.4 million is included in selling, general and administrative expenses and $(0.2) million is included in research and development expenses on the condensed consolidated statements of loss.
(4)

$1.4 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA. Additionally, includes expenses related to the Company’s one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks of which $0.5 million is stock compensation expense for the program.

(5)

Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(6)

Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $3.9 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(7)	$2.7 million is included in selling, general and administrative expenses and $1.3 million is included in research and development expenses on the condensed consolidated statements of loss.
(8)	$1.4 million is included in selling, general and administrative expenses and $4.5 million is included in research and development expenses on the condensed consolidated statements of loss.
(9)

$0.6 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA.

(10)

Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $14.3 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(11)	$9.2 million is included in selling, general and administrative expenses and $1.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(12)

$0.1 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss. Includes amortization of actuarial losses related to the Company’s pension plan for employees in certain foreign countries.

(13)

Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $12.0 million is included in selling, general and administrative expenses and $1.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(14)	$7.6 million is included in selling, general and administrative expenses and $3.1 million is included in research and development expenses on the condensed consolidated statements of loss.
(15)	$7.0 million is included in selling, general and administrative expenses and $4.5 million is included in research and development expenses on the condensed consolidated statements of loss.
(16)

$2.8 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA. Additionally, includes expenses related to the Company’s one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks of which $0.5 million is stock compensation expense for the program.

(17)

Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $17.7 million is included in selling, general and administrative expenses and $1.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(18)	$11.4 million is included in selling, general and administrative expenses and $2.9 million is included in research and development expenses on the condensed consolidated statements of loss.

Supplemental Information

Reconciliation of Operating Loss to Non-GAAP Operating (Loss) Income

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Operating Loss	$(89,296)	$(44,628)	$(48,018)	$(183,656)	$(39,953)
Acquisition related expenses, amortization and adjustments(1)	18,070	37,837	40,310	93,069	44,763
Asset impairments(2)	—	—	16,969	—	16,969
Stock-based compensation expense	3,530	4,309	12,131	11,537	15,912
Pension adjustments	—	—	244	—	244
Restructuring expenses(3)	24,873	5,868	—	33,178	2
Integration expenses(4)	1,639	563	—	3,051	—
Deferred compensation adjustments(5)	(1,801)	(307)	(740)	(1,714)	(7,173)
Goodwill impairment(6)	37,874	—	—	37,874	—

Non-GAAP Operating (Loss) Income	$(5,111)	$3,642	$20,896	$(6,661)	$30,764

(1)	Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations.
(2)	Includes impairment charges related to the abandonment of certain information technology projects due to the business combination.
(3)

Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks. These expenses include inventory write down charges totaling approximately $21.0 million incurred as a result of the exit from certain product lines in connection with the restructuring program. The restructuring program commenced upon the closing of the business combination with Adtran Networks and is expected to be completed in late 2024.

(4)

Includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPTLA. Additionally, includes expenses related to the Company’s one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks.

(5)

Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(6)	Includes non-cash goodwill impairment charge related to our Services and Support reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins.

Supplemental Information

Reconciliation of Other (Expense) Income to Non-GAAP Other (Expense) Income

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest and dividend income	$521	$358	$347	$1,183	$768
Interest expense	(4,507)	(4,064)	(1,303)	(11,858)	(1,427)
Net investment (loss) gain	(1,443)	1,262	(2,691)	1,071	(10,752)
Other income, net	2,523	2,494	2,494	4,714	2,949

Total Other (Expense) Income	$(2,906)	$50	$(1,153)	$(4,890)	$(8,462)
Deferred compensation adjustments(1)	1,117	(1,254)	1,124	(1,387)	6,561
Pension expense(2)	7	6	81	20	255

Non-GAAP Other (Expense) Income	$(1,782)	$(1,198)	$52	$(6,257)	$(1,646)

(1)	Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.
(2)	Includes amortization of actuarial losses related to the Company’s pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Net Loss inclusive of Non-Controlling Interest to

Non-GAAP Net (Loss) Income inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to Non-Controlling Interest to

Non-GAAP Net Loss (Income) attributable to Non-Controlling Interest

(Unaudited)

and

Reconciliation of Net Loss attributable to ADTRAN Holdings, Inc. and

Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Non-GAAP Net (Loss) Income attributable to ADTRAN Holdings, Inc. and

Non-GAAP (Loss) Earnings per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Loss attributable to ADTRAN Holdings, Inc.	$(72,735)	$(33,334)	$(41,934)	$(140,533)	$(40,918)

Plus: Net Loss attributable to non-controlling interest(1)	(2,914)	(2,881)	(2,925)	(11,784)	(2,925)

Net Loss inclusive of non-controlling interest	$(75,649)	$(36,215)	$(44,859)	$(152,317)	$(43,843)

Acquisition related expenses, amortization and adjustments	18,070	37,837	40,310	93,069	44,763
Asset impairments	—	—	16,969	—	16,969
Stock-based compensation expense	3,530	4,309	12,131	11,537	15,912
Valuation allowance	—	(185)	3,182	(185)	15,550
Deferred compensation adjustments(2)	(684)	(1,561)	383	(3,101)	(612)
Pension adjustments(3)	7	6	325	20	499
Restructuring expenses	24,873	5,868	—	33,178	2
Integration expenses	1,639	563	—	3,051	—
Goodwill impairment	37,874	—	—	37,874	—
Tax effect of adjustments to net loss	(23,366)	(13,426)	(16,245)	(49,099)	(17,430)

Non-GAAP Net (Loss) Income inclusive of non-controlling interest	$(13,706)	$(2,804)	$12,196	$(25,973)	$31,810
Less: Non-GAAP Net Loss (Income) attributable to non-controlling interest(1)	(2,914)	(2,881)	4,486	(10,255)	4,486

Non-GAAP Net (Loss) Income attributable to ADTRAN Holdings, Inc.	$(10,792)	$77	$7,710	$(15,718)	$27,324

GAAP Net Loss attributable to non-controlling interest(1)	$(2,914)	$(2,881)	$(2,925)	$(11,784)	$(2,925)
Acquisition related expenses, amortization and adjustments	—	—	7,120	1,457	7,120
Restructuring expenses	—	—	—	29	—
Integration expenses	—	—	—	6	—
Stock-based compensation expense	—	—	231	37	231
Pension adjustments	—	—	60	—	60

Non-GAAP Net Loss (Income) attributable to non-controlling interest(1)	$(2,914)	$(2,881)	$4,486	$(10,255)	$4,486

Weighted average shares outstanding – basic	78,389	78,366	73,036	78,378	57,175
Weighted average shares outstanding – diluted	78,389	78,366	73,036	78,378	57,175

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.93)	$(0.43)	$(0.57)	$(1.79)	$(0.72)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.93)	$(0.43)	$(0.57)	$(1.79)	$(0.72)

Non-GAAP (Loss) Earnings per common share attributable to ADTRAN – basic	$(0.14)	$0.00	$0.11	$(0.20)	$0.48
Non-GAAP (Loss) Earnings per common share attributable to ADTRAN – diluted	$(0.14)	$0.00	$0.11	$(0.20)	$0.48

(1)

Represents the non-controlling interest portion of the Company’s ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(2)	Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.
(3)	Includes amortization of actuarial losses related to the Company’s pension plan for employees in certain foreign countries.